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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A (File No. 2-51727) of our report dated February 4, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Columbia Daily Income Company, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accounting Services and Financial Statements" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

Portland, Oregon
February 22, 2000